Exhibit (j) under Form N-1A
                                             Exhibit (8) under Item 601/Reg. S-K

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 1999, relating to the financial statements and financial highlights which appears in the August 31, 1999 Annual Report to Shareholders of Flag Investors Top 50 World, Flag Investors Top 50 Europe, Flag Investors Top 50 Asia, Flag Investors Top 50 US, Flag Investors European Mid-Cap Fund, Flag Investors Japanese Equity Fund and Flag Investors US Money Market Fund (each Fund formerly named "Deutsche" rather than "Flag Investors" as of August 31, 1999) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Information" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



New York, New York 10036

December 27, 1999